Exhibit 10(v)

AMERICAN FREIGHTWAYS CORPORATION
2300 Forward Drive
Harrison, Arkansas 72601

AMERICAN FREIGHTWAYS, INC.
2200 Forward Drive
Harrison, Arkansas 72601

LETTER AMENDMENT NO. 6 TO MASTER SHELF AGREEMENT

October 29, 1999

The Prudential Insurance Company
  of America
c/o Prudential Capital Group
2200 Ross Avenue, Suite 4200E
Dallas, Texas 75201

Ladies and Gentlemen:

We refer to the Master Shelf Agreement dated as of September 3, 1993, as amended on October 19, 1994, December 14, 1994, March 29, 1996, April 18, 1997 and October 16, 1998 (as amended, the "Agreement"), among American Freightways Corporation and American Freightways, Inc. (collectively, the "Companies") and The Prudential Insurance Company of America ("Prudential"), pursuant to which the Companies have issued and Prudential, Prudential Affiliates or other Persons have purchased Senior Notes of the Companies in the aggregate original principal amount of $140,000,000. Unless otherwise defined herein, the terms defined in the Agreement shall be used herein as therein defined.

As of the date hereof, the aggregate outstanding principal amount of all Notes issued under the Agreement is $138,250,000. The Companies desire to extend the term of the Facility (subject to earlier termination in accordance with the Agreement ) and to increase the principal amount of Notes available to be issued under the Agreement to an aggregate original principal amount of $190,000,000 (creating an Available Facility Amount of up to $50,000,000 as of the date hereof); provided, however, that at no time shall the aggregate outstanding principal amount of all Notes issued under the Agreement exceed $188,250,000.

Therefore, Prudential and the Companies, in consideration of the mutual promises and agreements set forth herein and in the Agreement, agree as follows:

(a) Paragraph 1. Paragraph 1 of the Agreement is amended in full to read as follows:

"1. AUTHORIZATION OF ISSUE OF NOTES. The Companies will authorize the issue of their senior promissory notes (the "Notes") in the aggregate principal amount of up to $190,000,000, to be dated the date of issue thereof, to mature, in the case of each Note so issued, no more than 15 years from the date of issue thereof, to have an average life of no more than 12 years, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Note so issued, in the Confirmation of Acceptance with respect to such Note delivered pursuant to paragraph 2F, and to be substantially in the form of Exhibit A attached hereto. Notwithstanding the foregoing, at no time shall the aggregate outstanding principal amount of Notes issued pursuant to this Agreement exceed $188,250,000. The term "Notes" as used herein shall include each Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Notes which have (i) the same final maturity, (ii) the same installment payment dates, (iii) the same installment payment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, and (v) the same interest payment periods, are herein called a "Series" of Notes."

(b) Paragraph 2B. Paragraph 2B of the Agreement is amended in full to read as follows:

"2B. Issuance Period. Notes may be issued and sold pursuant to this Agreement until October 29, 2001. The period during which Notes may be issued and sold pursuant to this Agreement is herein called the "Issuance Period"."

(c) Paragraph 2I(1). Paragraph 2I(1) of the Agreement is amended in full to read as follows:

"2I(1) Facility Fee - The Company will pay to Prudential in immediately available funds a fee (herein called the "Facility Fee") on each Closing Day (other than a Closing Day occurring on or after October 29, 1999 and on or before January 28, 2000 in an amount equal to fifteen hundredths of one percent (0.15%) of the aggregate principal amount of Notes sold on such Closing Day."

(d) Paragraph 3D and Paragraph 8I. The term "Regulation G," as used in Paragraph 3D and Paragraph 8I of the Agreement, is restated to read as "Regulation U."

(e) Paragraph 8Q. A new paragraph 8Q is added to the Agreement to read as follows:

"8Q. Year 2000. The Companies have reviewed the areas within their business and operations which could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications, as well as embedded microchips in non-computing devices, used by the Companies may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). The Companies have developed or are developing programs to address their "Year 2000 Problem" on a timely basis. Based on such review and program, the Companies reasonably believe, based on current information, that their "Year 2000 Problem" will not materially adversely affect the business, property or assets, condition (financial or otherwise) or operations of the Companies or any of their Subsidiaries."

(f) Paragraph 9B. Paragraph 9B of the Agreement is amended in full to read as follows:

"9B. Source of Funds. The source of the funds being used by such Purchaser to pay the purchase price of the Notes being purchased by such Purchaser hereunder constitutes assets (i) allocated to the "insurance company general account" of such Purchaser (as such term is defined under Section V of the United States Department of Labor's Prohibited Transaction Class Exemption ("PTCE") 95-60), and as of the date of the purchase of the Notes such Purchaser satisfies all of the applicable requirements for relief under Section I and IV of PTCE 95-60, (ii) allocated to a separate account maintained by such Purchaser in which no employee benefit plan, other than employee benefit plans identified on a list which has been furnished by such Purchaser to the Company, participates to the extent of 10% or more or (iii) of an investment fund, the assets of which do not include assets of any employee benefit plan within the meaning of ERISA. For the purpose of this paragraph 9B, the terms "separate account" and "employee benefit plan" shall have the respective meanings specified in section 3 of ERISA."

(g) Paragraph 10B. The definition of "Prudential Affiliate" set forth in Paragraph 10B is amended in full to read as follows:

""Prudential Affiliate" shall mean any corporation or other entity all of the Voting Stock (or equivalent voting securities or interests) of which is owned by Prudential either directly or through Prudential Affiliates and any investment fund over which Prudential (or a subsidiary of Prudential) has investment authority."

(h) Paragraph 11J. The last sentence of Paragraph 11J of the Agreement is amended in full to read as follows:

"If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall not be included in the computation of the interest payable on such Business Day."

(i) Cover Page. The Cover Page attached to the Agreement is replaced in its entirety by the Cover Page attached to this Letter Amendment No. 6 to Master Shelf Agreement (the "Letter Amendment").

(j) Conditions Precedent. The effectiveness of this Letter Amendment No. 6 to Master Shelf Agreement ("Letter Amendment")is contingent on (1) the Companies providing to Prudential certified copies of (i) a resolution of their respective Boards of Directors approving the amendments to the Agreement herein contained and (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the amendments to the Agreement herein contained and (2) receipt by Prudential of a facility fee of $20,000 in immediately available funds.

On and after the effective date of this Letter Amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof", or words of like import referring to the Agreement, and each reference in the Notes to "the Agreement", "thereunder", "thereof", or words of like import referring to the Agreement, shall mean the Agreement as amended by this Letter Amendment. The Agreement, as amended by this Letter Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Letter Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy under the Agreement nor constitute a waiver of any provision of the Agreement.

This Letter Amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same Letter Amendment.

If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning at least two counterparts of this Letter Amendment to American Freightways Corporation, 2200 Forward Drive, Harrison, Arkansas 72601, Attention: Terry Bolin and American Freightways, Inc. 2200 Forward Drive, Harrison, Arkansas 72601, Attention: Terry Bolin. This Letter Amendment shall become effective as of the date first above written when and if counterparts of this Letter Amendment shall have been executed by us and you and the conditions set forth above shall have been satisfied.

Very truly yours,

AMERICAN FREIGHTWAYS CORPORATION

By:/s/Frank Conner
Title:

AMERICAN FREIGHTWAYS, INC.

By:/s/Frank Conner
Title:

Agreed as of the date first above written:

THE PRUDENTIAL INSURANCE COMPANY
  OF AMERICA

By:/s/Chris Busbee
Vice President

[COVER PAGE]

AMERICAN FREIGHTWAYS CORPORATION

AMERICAN FREIGHTWAYS, INC.

up to $190,000,000
Senior Notes

_______________

Master Shelf Agreement
_______________

Dated as of September 3, 1993

As Amended:

October 19, 1994
December 14, 1994
March 29, 1996
April 18, 1997
October 16, 1998

October 29, 1999